EXHIBIT 12



CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)



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Twelve Months to September 30                                            1998
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Earnings:
  Income from continuing operations.........................         $279,557
  Add income taxes..........................................          125,700
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    Income from continuing operations before income taxes...          405,257
  Distributed income from unconsolidated investees,
    less equity in earnings thereof.........................           (2,186)
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    Subtotal................................................          403,071
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  Add fixed charges:
    Interest on long-term debt, including amortization
      of debt discount and expense less premium.............          107,018
    Other interest expense..................................           15,547
    Portion of rentals deemed to be representative
      of the interest factor................................            9,731
    Fixed charges associated with 50% projects with debt....              927
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TOTAL FIXED CHARGES.........................................          133,223
                                                                     ________
TOTAL EARNINGS..............................................         $536,294
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RATIO OF EARNINGS TO FIXED CHARGES..........................             4.03
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